EXHIBIT 99.1
NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

BRAEMAR HOTELS & RESORTS PROVIDES BUSINESS UPDATE
Monthly Performance and Near Term Outlook Continues to Improve

DALLAS – December 10, 2020 – Braemar Hotels & Resorts Inc. (NYSE: BHR) (“Braemar” or the “Company”) today provided an update on its hotel operations. The table provided in this release includes monthly operating information for the Company’s portfolio for the months of October and November.
BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
MONTHLY OPERATING INFORMATION
(unaudited)

	October 2020	Variance to October 2019	November 2020	Variance to November 2019
Resort
Number of hotels	8	—	8	—
Occupancy	48.9%	(33.6)%	44.9%	(34.7)%
Average daily rate	$341.78	(0.9)%	$388.63	15.3%
RevPAR	$167.08	(34.2)%	$174.58	(24.7)%
Total hotel revenue (in thousands)	$13,832	(30.8)%	$14,317	(27.9)%

Urban
Number of hotels	5	—	5	—
Occupancy	19.5%	(77.9)%	15.8%	(80.1)%
Average daily rate	$152.37	(42.5)%	$140.61	(39.4)%
RevPAR	$29.69	(87.3)%	$22.15	(88.0)%
Total hotel revenue (in thousands)	$2,438	(88.4)%	$1,897	(88.2)%

All
Number of hotels	13	—	13	—
Occupancy	31.2%	(62.2)%	27.4%	(63.5)%
Average daily rate	$270.81	(7.0)%	$303.03	12.4%
RevPAR	$84.58	(64.9)%	$83.05	(59.0)%
Total hotel revenue (in thousands)	$16,270	(60.3)%	$16,214	(54.9)%
(1)    The above information, excluding total hotel revenue, does not include the operations of ten condominium units not owned by the Lake Tahoe Ritz-Carlton.

The Company also announced that as of December 3, 2020, forward bookings for rooms revenue for December 2020 reflect a 39% decrease from the forward bookings for rooms revenue for December 2019, calculated as of the same time in the prior year. In addition, as of December 3, 2020, forward bookings for rooms revenue for January 2021 reflect a 36% decrease from the forward bookings for rooms revenue for January 2020, calculated as of the same time in the prior year. As of December 9, 2020, the average daily rate for all forward bookings through March 2021 is over $400.

“We continue to be pleased with the recovery trends we are seeing at our hotels during these challenging times,” said Richard J. Stockton, Braemar’s President and Chief Executive Officer. “Across our entire portfolio, our average daily rate was 12% higher in November than in the same month last year. Total hotel revenue for November was down only 55%, which is 5% better year-over-year than it was in October. Although virus cases have been on the rise lately, we are encouraged by the news regarding vaccines and believe our portfolio is well-positioned as we come out of this pandemic.”

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Braemar Hotels & Resorts is a real estate investment trust (REIT) focused on investing in luxury hotels and resorts.

Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the federal securities regulations. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Braemar’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the impact of COVID-19 (including on cancellation rates) and the rate of adoption and efficacy of vaccines to prevent COVID-19 on our business and investment strategy; the ability of the Company’s advisor, Ashford Inc., to continue as a going concern; the timing and outcome of the Securities and Exchange Commission’s investigation; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; our understanding of our competition; market trends; projected capital expenditures; and the impact of technology on our operations and business. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. These and other risk factors are more fully discussed in Braemar’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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